INVESTMENT ADVISORY
                      and ADMINISTRATIVE SERVICES AGREEMENT
                                     for the
                          SEXTANT SHORT-TERM BOND FUND
                                     of the
                            SATURNA INVESTMENT TRUST

THIS AGREEMENT, executed this ___th day of , 1995, between Saturna Capital Corporation, a Washington State corporation (the "Adviser") and the Saturna Investment Trust, a series open--end management investment company organized as a business trust under the laws of the State of Washington and presently having a portfolio named the Sextant Short-Term Bond Fund, (the "Fund") to be and become effective as provided in Section 1, Article V, between the parties hereto,

                                WITNESSETH, THAT:

The parties hereto enter into the following Articles of Agreement:

ARTICLE I: INVESTMENT ADVISORY AND ADMINISTRATIVE SERVICES

Section 1. Investment Advisory Services. During the continuance of this Agreement, the Adviser shall supervise the investment management of the cash and securities of the Fund, and in that connection, to the extent required, shall furnish to the Fund advice and recommendations on securities to be purchased, held or sold and the portion of the assets to remain uninvested, all according to the investment objectives, powers and restrictions imposed by law or other governing document or writing binding upon the Fund. Section 2. Administrative Services. During the continuance of this Agreement: (a) The Adviser shall furnish the Fund office space, office facilities and equipment, related utilities, telephone service, stationery and supplies, typesetting, personnel (including executive officers) and clerical and bookkeeping services as required to fulfill its obligation as Adviser for the Fund. The Adviser shall pay the compensation of its executives and employees, whether an officer or employee of the Fund, for all services rendered by them for the Fund as required to fulfill its obligation as Adviser, and shall furnish such office space, facilities, supplies and services as agreed above. The Adviser shall also pay on behalf of the Fund trade association membership and meeting expenses, and the preparation, printing, qualification and offering (but not administration on behalf of a participant or participating entity) of any prototype retirement plan offered by the Fund to shareholders on the recommendation of the Adviser. (b) The Adviser shall act as fund accountant, and prepare daily reports of Fund net asset values as well as all other financial statements and reports. With the consent of the Trustees, the Adviser at its expense may delegate fund accounting duties to another qualified party. The Fund accountant shall furnish the Trustees, at any regularly scheduled meeting or at such times as the Trustees may request, a report on all matters pertaining to the services of the Adviser, including but not limited to, a list of the securities in the Fund and a record of brokerage commissions paid.

(c). The Adviser shall act as transfer agent, registrar and dividend disbursing agent for the Fund, pursuant to a form of Transfer Agency Agreement attached hereto as Exhibit A, and made a part hereof.

Section 3. Affiliated Broker. Subject to review by the Trustees, the Adviser shall place all orders for the purchase and sale of securities of the Fund. The Adviser or a subsidiary of the Adviser is permitted to act as a broker (but not a dealer or underwriter) in securities traded by the Fund, subject to review by the Trustees and all pertinent regulations and limitations. No such orders shall be placed in contravention of the Investment Company Act of 1940.

Section 4. Fund Expenses. The Fund shall pay or provide for the payment of its expenses not assumed by the Adviser as above provided, which expenses shall include, without limitation, taxes, interest, brokerage commissions, compensation and expenses of Trustees, legal and auditing expenses, insurance premiums, custodian fees, the expense of issuing Fund shares under the federal securities laws and the regulatory authorities of the various states in which the Fund is authorized to offer its shares, and the expense of preparing, printing and mailing financial reports, investment newsletters, notices and prospectuses for its existing shareholders.

ARTICLE III:  FEES FOR SERVICES OF THE ADVISER

Section 1. Investment Advisory and Administrative Services Fee. As full compensation for all services rendered and to be rendered and expenses assumed by the Adviser as set forth in Article II "Investment Advisory and Administrative Services" hereof, the Fund shall pay to the Adviser a monthly Investment Advisory and Administrative Services Fee (the "Base Fee") at the annual rate of 0.60% of average daily net assets of the Fund. Average daily net asset value in a period shall be determined by dividing the aggregate of the Fund's net assets on each calendar day by the number of calendar days in the period.

Section 2. Performance Adjustment. The Base Fee shall be subject to a maximum increase or decrease at the annual rate of 0.20% of the Fund's average daily net assets, according to the relative total return investment performance of the Fund (the "Performance Adjustment"). The Performance Adjustment shall be computed as follows:

                  a) Following the end of each month the net investment return realized by shareowners in the Fund for the entire just-ended twelve month period (that is, the change in Net Asset Value per share adjusted for dividends and other distributions, or "Total Return") of the Fund for the twelve month period ending that month ("Calculation Year") shall be calculated to the nearest one hundredth of one percent as set forth in the Fund's Registration Statement on Form N-1A.

                  b) The Fund's Total Return for the Calculation Year shall be compared to the average total return of all Corporate "Bond Funds-High Quality" mutual funds, as selected, calculated and reported by Morningstar Inc. (or, if this index is unavailable or becomes inappropriate for this measurement for any reason in the opinion of the Fund's Board, then another index as shall be chosen by the Fund's Board) (the "Benchmark").

                  c) If the Fund's Total Return outperforms or underperforms the Benchmark's Total Return (rounded to the nearest tenth of one percent [0.1%]) for the Calculation Year by 1% or more but less than 2%, then the Base Fee for the month just completed shall be increased or decreased by 0.10% (annual rate) of average Calculation Year daily net assets, and the performance-adjusted total Fee for the month shall be at the annual rate of either 0.70% or 0.50% of average net assets.

d) If the Fund's Total Return outperforms or underperforms the Benchmark's Total Return (rounded to the nearest tenth of one percent [0.1%]) for the Calculation Year by 2% or more, then the Base Fee for the month just completed shall be increased or decreased by 0.20% (annual rate) of average Calculation Year daily net assets, and the performance-adjusted total Fee for the month shall be at the annual rate of either 0.80% or 0.40% of average net assets. e) No Performance Adjustment shall be made until the Fund acquires twelve full months of operating history. The Fund shall accrue daily to pay its Investment Advisory and Administrative
Services Fee fee at the Base Fee annual rate of 0.60%. The net Fee (Base Fee plus or minus the Performance Adjustment) due to the Adviser for a calendar month shall be paid when practicable after these calculations. Due to the relatively small size of monthly-computed Performance Adjustments, no accrual shall be required.

Section 3. Reimbursement and Waiver. The Adviser may, from time to time, voluntarily waive its fees or reimburse the Fund for expenses above a specified percentage of average daily net assets. The Adviser retains the ability to be repaid by the Fund for voluntary expense reimbursements if Fund expenses fall below the limit before the end of the Fund's fiscal year. If any fee waiver or reimbursement is to be made, it shall be paid monthly and may vary by Fund of the Trust.

Section 4. Termination. In the event of the termination of this Agreement the fee for the month in which terminated shall be that proportion of the rate for the whole month as the number of calendar days during which this Agreement is in effect during the month bears to the number of days in the whole month computed on the average daily net asset value of the portfolio during such period.

ARTICLE IV:  DISTRIBUTION

Section 1. The Fund. The Fund shall offer shares without commission ("load") or other sales expense. The Adviser's subsidiary, Investors National Corporation, shall act as the Fund's distributor without compensation, and register where and when appropriate. The Fund shall bear the expense of qualifying itself and any necessary personnel to sell the Fund. As the expense to the Fund is deemed warranted by the Trustees, the Adviser shall cause the Fund to be registered under the various state "blue-sky" requirements.

Section 2. The Adviser. The Adviser or any subsidiary of the Adviser may engage in any lawful activities designed to help Fund distribution, and pay for such activities out of any part of its resources, including those fees described under Article III. The Adviser shall pay any expenses for printing and distributing extra prospectuses used in connection with sales and for preparing, printing and distributing sales literature. The Adviser shall pay the salaries of persons used in the distribution of the Fund, furnish office space and facilities for such distribution activity, and pay for all other expenses associated with distribution of the Fund.

ARTICLE V: TERM AND TERMINATION OF AGREEMENT

Section 1. Term of Agreement. This Agreement shall become effective when approved by the holders of a majority of the outstanding shares of the Fund, and shall continue in effect for a two year period unless sooner terminated as hereinafter provided, and thereafter shall continue from year to year so long as the terms of this Agreement and the renewal and continuance thereof are approved at least annually by action of the Trustees or a majority vote of the outstanding shares the Fund, but in either event it must be approved by a majority of the Trustees, who are not "interested persons" as defined in the Investment Company Act of 1940, casting their vote in person at a meeting called for voting on such approval.

Section 2. Termination of Agreement. This Agreement may be terminated at any time without liability to either party by notice in writing given by the party desiring to terminate to the other not less than sixty (60) days before the date specified, for termination. The Fund may take such action either by the Trustees or by the affirmative vote of the holders of a majority of the outstanding shares of the Fund.

Section 3. No Assignment. This Agreement may not be assigned by either party and shall terminate automatically upon assignment (as defined in the federal Investment Company Act of 1940).

Section 4. Amendment. This Agreement may be amended only with the approving vote of the holders of a majority of the outstanding shares of the Fund. The vote of a majority of the outstanding shares of the Fund means the vote, at any meeting of the Fund's shareholders, of (1) 67% or more of the shares present or represented by proxy, at such meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (2) more than 50% of the outstanding shares, whichever is less.

Section 4. Use of Adviser's Name. The Adviser grants the Fund a non-exclusive, terminable license and permission to use the name "Saturna" in its name during the term of this Agreement.

ARTICLE VI.  GENERAL

This instrument is executed by the Trustees and officers of Saturna Investment Trust in such capacities for the Sextant Short-Term Bond Fund portfolio of the Trust. By the execution hereof all parties agree that, except to the extent limited by the provisions of the federal Investment Company Act of 1940, for the payment of any claim or the performance of any obligations hereunder, resort shall be had solely to the assets and property of the Fund and no shareholder, Trustee, officer, employee or agent of the Fund or the Trust shall be personally liable therefore. Reference is made to Articles of Trust dated February 20, 1987, which have been filed with the Washington Secretary of State, Olympia, Washington. IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on behalf of each of them by their duly authorized officers the date and year first above written. SATURNA INVESTMENT TRUST SATURNA CAPITAL CORPORATION By ________________________ By ________________________ Nicholas F.
Kaiser, Pres. Nicholas Kaiser, Pres.
ATTEST:


    ------------------------                 -------------------------
         Secretary                                                     Secretary

Transfer Agent Agreement

Page 1

                                    Exhibit A
                                       to
                               INVESTMENT ADVISORY
                      and ADMINISTRATIVE SERVICES AGREEMENT
                                     for the
                          SEXTANT SHORT-TERM BOND FUND
                                     of the
                            SATURNA INVESTMENT TRUST


                            TRANSFER AGENT AGREEMENT

THIS AGREEMENT, executed this ___th day of __________ 1995, between Saturna Capital Corporation, a Washington State corporation (the "Adviser") and the Saturna Investment Trust, a series open--end management investment company organized as a business trust under the laws of the State of Washington (the
"Trust") and presently having a portfolio named the Sextant Short-Term Bond Fund, (the "Fund") is made pursuant to and in consideration of that certain Investment Advisory and Administrative Services Agreement between the Adviser and the Trust on behalf of the Fund, dated ______________, 1995 (the "Advisory Agreement").

WITNESSETH THAT:

WHEREAS, pursuant to the terms of the Advisory Agreement the Adviser has agreed to act as Transfer, Redemption and Dividend Disbursing Agent for the Fund and also has agreed to act for the Fund in other respects as hereinafter stated; and

WHEREAS, the Fund will appoint a bank, or other qualified entity, acceptable to the Adviser as primary Custodian of the securities, cash and other assets of the Fund, hereinafter referred to as the Custodian Bank, and may with the agreement of the Adviser appoint one or more subcustodians;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1. The Fund hereby appoints the Adviser as its Transfer, Registrar, Redemption Agent and Dividend Disbursing Agent (the "Transfer Agent") and the Transfer Agent accepts such appointments and agrees to act in such capacities upon the terms set forth in this Agreement.

The Transfer Agent agrees to comply with all relevant provisions of the Investment Company Act of 1940 (the "Act"), the Internal Revenue Code, other applicable laws and all applicable rules and regulations thereunder.

If the Fund is a series company for purposes of Rule 18f-2 under the Act, the term "Fund" as used in this Agreement shall be deemed to refer to each such series as a separate portfolio unless the context otherwise requires. In performing its functions hereunder, the Transfer Agent shall in all cases comply with the procedures and conditions set forth in the Fund's then current Prospectus and Statement of Additional Information ("SAI"), as provided to the Transfer Agent by the Fund. To the extent that the Prospectus and SAI cover procedures and duties of the Transfer Agent, agreement as to such matters must have been reached between the Transfer Agent and the Fund prior to the effectiveness of the Prospectus.

Section 2. The Fund currently has no Share Certificates outstanding, and does not intend for the issue of Share Certificates in the future. Should the Fund wish to issue Certificates in the future, it can do so only with the consent of the Transfer Agent. All language in this agreement relating to Share
Certificates, such as the following paragraph, will be of no effect until such time as it is mutually agreed that Share Certificates shall be issued.

The Fund shall furnish to the Transfer Agent a sufficient supply of blank Share Certificates and from time to time will renew such supply upon the request of the Transfer Agent. Such blank Share Certificates shall be signed manually or by facsimile signatures of officers of the Fund authorized by law or the by-laws of the Fund to sign Share Certificates and, if required, shall bear the Fund's seal or facsimile thereof.

Section 3. The Transfer Agent shall make original issues of Shares in accordance with Sections 13 and 14 below and with the Fund's then currently effective Prospectus upon being furnished with (i) a certified copy of a resolution of Directors of the Fund authorizing such issue and (ii) necessary funds for the payment of any original issue tax applicable to such additional Shares. If requested, a copy of the opinion of counsel as to the validity of such additional Shares shall be furnished to the Transfer Agent upon the Fund's filing of its Rule 24f-2 Notice under the Act with the Securities and Exchange Commission.

Section 4. Transfers of Shares shall be registered and, subject to the provisions of Section 10, new Share Certificates issued by the Transfer Agent upon surrender of outstanding Share Certificates, if any, (i) in form deemed by the Transfer Agent to be properly endorsed for transfer, (ii) with all necessary endorsers' signatures guaranteed by a member firm of a national securities exchange, the NASD, or a commercial bank, except when the requirement of a signature guarantee is waived in accordance with the Fund's then current Prospectus or SAI or when otherwise authorized by the Fund pursuant to Written Instructions (as defined in Section 34 below), accompanied by (iii) such assurances as the Transfer Agent shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement, and (iv) satisfactory evidence of compliance with all applicable laws relating to the payment or collection of taxes. The Transfer Agent shall retain all shareholder applications and shall compare the signature(s) on written redemption requests with the signature on the shareholder applications as may be necessary in the opinion of the Transfer Agent, provided that the Transfer Agent shall be liable for any loss due to forgery or improper signature of any kind resulting from the gross negligence of the Transfer Agent in making or failing to make such comparison. The Transfer Agent shall take such reasonable measures as may be agreed upon from time to time between the Fund and the Transfer Agent to enable the Fund to identify proposed transfers which, if effected, appear likely to cause the Fund to fall within the definitions of a personal holding company as defined in the Internal Revenue Code and shall not make such transfer without the prior written approval of the Fund and its counsel.

Section 5. When mail is used for delivery of Share Certificates the Transfer Agent shall forward Share Certificates in "non-negotiable" form by first-class mail, and Share Certificates in "negotiable" form by registered mail, return receipt requested, all mail deliveries to be covered while in transit to the addressee by insurance arranged for by the Transfer Agent.

Section 6. In registering transfers of Shares the Transfer Agent may rely upon the Uniform Commercial Code or any other statutes which in the opinion of counsel protect the Transfer Agent and the Fund in not requiring complete documentation, (subject to compliance with procedures set forth in the Fund's then current Prospectus and/or SAI), in registering transfer with inquiry into adverse claims, in delaying registration for purposes of such inquiry, or in refusing registration where in its judgment an adverse claim requires such refusal.

Section 7. The Transfer Agent may issue new Share Certificates in place of Share Certificates represented to have been lost, destroyed or stolen, upon receiving indemnity satisfactory to the Transfer Agent and the Fund and may issue new Share Certificates in exchange for, and upon surrender of, mutilated Share Certificates.

Section 8. In case any officer of the Fund who shall have signed manually or whose facsimile signature shall have been affixed to blank Share Certificates shall die, resign or be removed prior to the issuance of such Share Certificates, the Transfer Agent may issue or register such Share Certificates as the Share Certificates of the Fund notwithstanding such death, resignation or removal until otherwise directed by the Fund; and the Fund shall file promptly with the Transfer Agent such approval, adoption or ratification as may be required by law.

Section 9. The Transfer Agent will maintain mutual fund account records in which, among other details, it will note the issuance, transfer and redemption of Shares, whether certificated or not. Whenever a Shareholder deposits Shares represented by Share Certificates in an account, the Transfer Agent upon receipt of the Share Certificates registered in the name of the Shareholder (or if not so registered, in proper form for transfer), shall cancel such Share Certificates and make appropriate entries in its stock transfer records. The Transfer Agent will keep account records, part of which shall be the stock transfer records, in which it will note the names and registered addresses of Shareholders and the number of Shares and fractions owned by them, whether or not Share Certificates are outstanding.

Section 10. The Transfer Agent shall issue Share Certificates for Shares only upon receipt of a written request from a Shareholder. In all other cases, the Transfer Agent shall dispense with the issuance and countersignature of Share Certificates whenever Shares are purchased. The Transfer Agent shall process purchase and redemption transactions by making appropriate entires in the Fund's account records.

Section 11. The Transfer Agent shall, in addition to the duties and functions above-mentioned, perform the usual duties and functions of a stock Transfer Agent for a corporation. It shall countersign for issuance Share Certificates representing original issue treasury Shares as directed by the Written Instructions of the Fund and shall transfer Share Certificates registered in the name of Shareholders from one Shareholder to another in the usual manner. The Transfer Agent may rely conclusively and act without further investigation upon any list, instruction, certification, authorization, Share Certificate or other instrument or paper reasonably believed by it in good faith to be genuine and unaltered, and to have been signed, countersigned, or executed by duly authorized person or persons, or upon the instructions of any duly authorized officer of the Fund, or upon the advice of counsel for the Fund or for the Transfer Agent. The Transfer Agent may record any transfer of Share Certificates which is reasonably believed by it in good faith to have been duly authorized or may refuse to record any transfer of Share Certificates if in good faith the Transfer Agent deems such refusal necessary to avoid any liability on the part of either the Fund or the Transfer Agent; provided, however, that the Transfer Agent shall promptly notify the Fund of any such refusal to record any transfer and shall act in accordance with the Fund's Written Instructions, if any. The Fund agrees to indemnify and hold harmless the Transfer Agent from and against any and all losses, costs, claims, and liability which it may suffer or incur by reason of so relying or acting or refusing to act.

Section 12. In case of any request or demand for the inspection of the share records of the Fund, the Transfer Agent shall endeavor to notify the Fund and to secure instructions as to permitting or refusing such inspection. However, the Transfer Agent may (after giving written notice to the Fund) exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure so to do, unless indemnified against such liability by the Fund.

                               ISSUANCE OF SHARES

Section 13. For the purposes of this Section, the Fund hereby instructs the Transfer Agent to consider Shareholder payments as available for investment in accordance with the policies and procedures set forth in the Fund's then current Prospectus and SAI. Immediately after the time or times and on each day on which the Fund's then Current Prospectus or SAI states that its net asset value per share shall be determined, the Transfer Agent shall obtain from the Fund or its designated agent a quotation of the net asset value per share determined as of such time on such day. The Transfer Agent reserves the right to charge the Fund its reasonable costs of making corrections to shareholder records if it is later determined that the Fund supplied an inaccurate net asset value.

The Transfer Agent shall, on the same business day on which any order for the purchase of Shares is received and utilizing the net asset value per share next determined after the receipt of such order, determine the amount to be invested and the number of Shares and fractional Shares (rounded to three decimal places) to be purchased. The Transfer Agent shall thereupon as agent for the Shareholders place a purchase order with the Fund for the proper number of Shares and fractional Shares to be purchased and confirm such number to the Fund in writing. The Transfer Agent shall total the amount available for investment in Shares at the net asset value determined by the Fund or its designated agent at each Fund pricing time.

The Transfer Agent shall pay over to the Custodian Bank the net asset value of Shares and fractional Shares purchased immediately upon receipt of the consideration therefor. In the event that any check or other order for the payment of money is returned unpaid for any reason, the Transfer Agent shall give prompt notification to the Fund of the non-payment of said check and take such action as the Fund may authorize by Written Instructions.

Any profit on the liquidation of unpaid shares accrues to the Fund. In the event of loss upon the liquidation of unpaid shares the Transfer Agent will charge the purchaser's account for the amount of such loss. If the balance in such account is insufficient to cover the loss the Transfer Agent will assist the Fund in the Fund's efforts to recover any such losses from the purchaser.

Section 14. The  Transfer  Agent,  in making the  calculations  provided  for in
Section 13, shall rely on its record of available investment funds. The proper number of Shares and fractional Shares shall then be issued daily and credited by the Transfer Agent to the shareholder accounts. The Transfer Agent shall mail to each Shareholder a confirmation of each purchase (if provided for under the provisions of the Shareholder's account) no later than the next business day, with copies to interested parties if requested. Such confirmations shall among other details show the prior Share balance, the new Share balance, the dollar value, the Shares for which Stock Certificates are outstanding (if any), the amount invested and the price paid for the newly-purchased Shares.

The Transfer Agent shall provide the Fund with the total number of shares issued by the Fund each day. In the case any issue of shares would result in overissuance, the Transfer Agent shall notify the Fund.

                                   REDEMPTIONS

Section 15. The Transfer Agent shall process all requests from Shareholders to redeem Shares and determine the number of Shares required to be redeemed to make monthly payments, automatic payments or the like and advise the Fund, on the same business day that the request for redemption was received, of the total number of Shares and fractional Shares (rounded to three decimal places) to be redeemed. Notwithstanding the foregoing, if a redemption request is for a dollar value of Shares in excess of the dollar value of Shares in the specified account or is not in accordance with the requirements of the Prospectus and/or SAI, the Transfer Agent shall not effect such redemption in whole or in part, and shall immediately advise both the Fund and the Shareholder of such discrepancy. The
Fund or its designated agent shall then quote to the Transfer Agent the applicable net asset value; whereupon the Transfer Agent shall furnish the Fund with an appropriate confirmation of the redemption and process the redemption, at the net asset value per share next computed after receipt of the order for redemption, by filing with the Custodian an appropriate statement and making the proper distribution and application of the redemption proceeds in accordance with the Fund's Prospectus or SAI. The stock registry books recording outstanding Shares and the individual account of the Shareholder shall be properly debited. If provided for under the provisions of the shareholder's account, the Transfer Agent shall mail to each Shareholder a confirmation of each redemption no later than the next business day, with copies to interested persons if requested. Such confirmation shall among other details show the prior Share balance, the new Share balance and total dollar value thereof, the Shares for which stock certificates are outstanding (if any), the amount redeemed and the price received for the redeemed Shares.

Section 16. The proceeds of redemption shall be remitted by the Transfer Agent, in each case by draft or other instrument drawn against funds held by the Fund in the Custodian Bank, in accordance with the Fund's then currently effective Prospectus or SAI as follows:

     a. By check drawn to the order of and mailed to the Shareholder at the address of record not later than the third business day after the redemption request is received.

     b. By wire to a designated bank or broker upon telephone request, without signature guarantee, if such redemption procedure has been elected by the Shareholder.

c. In accordance with the order of the Shareholder in the case of redemptions by check or use of a debit card. d. To a person other than the Shareholder or to an address other than the
     Shareholder's registered address only if instructions are received in writing with signature guaranteed. Planholders transfering to another Plan custodian do not require written signature guarantees but do require the written acceptance of the new custodian.

e. By other procedures commonly followed by mutual funds and mutually agreed upon by the Fund and the Transfer Agent. Any change in the designated bank or brokerage account or registered address will be accepted by the Transfer Agent only if made in writing by the Shareholder, with signature guaranteed, unless a different procedure is agreed to in writing by the Fund and the Transfer Agent.

If required by the Fund's then current Prospectus or SAI, the request and stock certificates, if any, for Shares being redeemed, must have the owner's signature guaranteed by a domestic commercial bank or trust company or a member firm of a national securities exchange or the NASD. If Share Certificates have not been issued to the redeeming Shareholder, the signature of the Shareholder on the redemption request must be similarly guaranteed. If the Fund authorizes the Transfer Agent by Written Instructions to waive the signature guarantee in certain instances, the Fund hereby provides the Transfer Agent, its successors and assigns, the same protections the Transfer Agent would normally receive from a signature guarantee requirement.

The Transfer Agent shall retain all cancelled certificates for redemption or transfer for a period of three years, during which time it shall be able to produce said certificates upon appropriate notice from the Fund.

For the purposes of redemption of Shares which have been purchased by check within 15 business days of a receipt of the redemption request for such shares, the Fund shall provide the Transfer Agent, from time to time, with Written Instructions concerning the time within which such requests may be honored. The Transfer Agent has no responsibility to determine if any investment payment will be reversed for any reason and is not responsible in any way for the failure of any investment to be collected.

The  authority  of the  Transfer  Agent to perform  its  responsibilities  under
Section 15 and 16 shall be suspended upon the Transfer Agent's receipt of notification of the suspension of the determination of the Fund's net asset value.

                                    DIVIDENDS

Section 17. Upon the declaration of each dividend and each capital gains distribution by the Board of Directors of the Fund, the Fund shall notify the Transfer Agent by Written Instructions of the date of such declaration, the amount payable per share, the sources from which such dividend or distribution is made, and, unless such dividend is a regular daily or monthly dividend payable by a money market or other fund, the record date for determining the Shareholders entitled to payment. The ex-date and payment date shall always be the next determination of net asset value after the record date. The Transfer Agent shall withhold such sums as may be required to be withheld under applicable income tax laws, rules and regulations.

Section 18. Upon the payment date of a dividend or distribution declared by the Fund's Board of Directors, the Fund will cause the Custodian Bank to transfer to the disbursement account maintained by the Custodian in the name of the Fund the total amount of such dividends or distributions payable in cash to those Shareholders electing to receive such dividends or distributions in cash. On payment date, the Transfer Agent shall prepare a check in the appropriate amount and mail it not later than the third business day after the payment date to such Shareholder at his address of record or to such other address as the Shareholder may have designated.

With  regard  to  Shareholders   not  electing  to  receive  such  dividends  or
distributions in cash, the Transfer Agent will automatically reinvest all dividends and other such distributions in additional shares at the net asset value per share on payment date. When provided by the provisions of the Shareholder's account, the Transfer Agent will promptly mail to each shareholder at his address of record or such other address as the Shareholder may have designated a statement showing the number of full and fractional shares (rounded to three decimal places) currently owned by the Shareholder and the net asset value of the shares so credited to the Shareholder's account.

The Transfer Agent's dividend statement meets the requirements of the Act and Rule l9a-1 thereunder for notification as to the source(s) of dividend payment(s). Where further notification detail is required, the Transfer Agent shall prepare and distribute the information necessary as directed by the Fund.

                               GENERAL PROVISIONS

Section 19. The Transfer Agent shall provide to the Fund's investors equity fund account confirmations with each transaction, money fund account confirmations with each transaction or monthly (as desired by the investor), investor choice of monthly transfer agency consolidated statements or monthly brokerage consolidated statements, as well as all services available now or in the future to the shareowners of mutual funds serviced by the Transfer Agent, on the same terms and conditions. The Transfer Agent shall provide account confirmation statements as at December 31 of each year which include a listing of all transactions in the account during the calendar year then ended, plus income tax reporting information.

The Transfer Agent will not use its position to solicit business from the shareholders of the Fund.

Section 20. The Transfer Agent shall report daily the sales and redemptions in each state in a manner suitable for state "blue-sky" reporting by the Fund. The Transfer Agent has no further responsibility as to controlling sales of Fund Shares or maintaining the various registrations required under state "blue sky" laws and regulations. If the Fund notifies the Transfer Agent, the Transfer Agent will stop Shares from being sold in all states where the Fund's registration is not current. Maintaining current registration information on-line is the responsibility of the Fund.

Section 21 The Transfer Agent shall maintain records (which may be part of the stock transfer records) in connection with the issuance and redemption of Shares and the administration of the Plans and dividend reinvestments, in which will be noted the transactions effected for each Shareholder and the number of Shares and fractional Shares (rounded to three decimal places) owned by each for which no Share Certificates are outstanding. The Transfer Agent shall create and maintain all necessary records in accordance with good custodial practice, including, but not limited, to records required by Section 31(a) of the Act and
Section 17(A) of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. The Transfer Agent agrees to make available upon request and to preserve for the periods prescribed in Section 31(a) under the Act and Section 17(A) of the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder, any records relating to services provided under this Agreement or maintained by it on behalf of the Fund. All such records shall be the property of the Fund.

The Transfer Agent shall also maintain the following records for each Shareholder's account: name, address, and tax identification number; number of Shares held and specific form of holding, including numbers and denominations of certificates, if any; historical information regarding the account of each Shareholder, including dividends paid, distributions made and date and price for all transactions in a Shareholder's account; any stop or restraining order placed against a Shareholder's account; any dividend reinvestment order, dividend address and correspondence relating to the maintenance of a Shareholder's account; all tax and withholding information relating to a Shareholder's account; information with respect to withholding on foreign accounts.

The Transfer Agent shall maintain records for all accounts opened by entities assigned an institution number ("institution") so that where required the aggregate average daily value of all of an institution's accounts can be determined and a record of such values maintained, and so that duplicate statements for the accounts can be prepared and sent to each institution.

The Transfer Agent represents and warrants that the various procedures and systems which it has implemented with regard to safeguarding from loss and damage attributable to fire, theft, or any other cause of the Fund's blank checks, blank share certificates, records and other data and the Transfer Agent's records, data, equipment, facilities, and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder.

Section 22 The Transfer Agent shall maintain such records as shall enable the Fund to fulfil in a timely fashion the filing requirements of Form N-SAR or of any successor monthly, quarterly or annual report required by the Act or rules and regulations thereunder to be filed by the Fund. All such records shall be the property of the Fund.

Section 23 The Transfer Agent shall cooperate with the Fund's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, including but not limited to the opinion included in the Fund's annual or semi-annual reports on Form N-SAR, or of any successor annual report required by the Act or rules thereunder to be filed by the Fund.

Section 24. In addition to the services as Transfer Agent and Administrator as above set forth, the Transfer Agent will perform other services for the Fund as agreed from time to time, including but not limited to, preparation of filing with the Internal Revenue Service and mailing to Shareholders such Federal Tax Information Forms as are required to be so prepared, filed and mailed by applicable laws, rules and regulations, mailing periodic reports of the Fund, preparation of Shareholder lists as necessary, and mailing initial notices of Shareholders' meetings, proxies and proxy statements.

The Transfer Agent shall answer telephone calls and correspondence from Shareholders relating to their share accounts. The Transfer Agent shall respond to all inquiries from Shareholders relating to the administration of their accounts within one (l) business day with respect to answers delivered by telephone and within three (3) business days with respect to answers delivered in writing. Copies of all correspondence from Shareholders involving complaints about the management of the Fund, the services provided by or for the Fund, the Transfer Agent or others, or concerning complaints relating to the Fund shall be sent immediately to the Fund. Summaries of any similar matters conveyed by a Shareholder by telephone shall be prepared by the Transfer Agent and sent to the Fund within three (3) business days.

Telephone calls and correspondence on other matters will be referred to the Fund.

The Transfer Agent shall keep records of Shareholder substantive telephone calls and correspondence and replies thereto, and of the lapse of time between receipt of such substantive telephone calls and correspondence and the making of replies.

Section 25. Nothing contained in this Agreement is intended to or shall require the Transfer Agent in any capacity hereunder to perform any functions or duties on any day identified in the Prospectus and/or SAI on which the Fund is closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day on which the Transfer Agent is open, except when the Transfer Agent is closed to observe a legal emergency when the Fund is open and the Fund has received purchases or redemption requests, such purchases and redemptions shall be priced and executed "as of" such date on the business day next following such day.

Section 26. Pursuant to the terms of the Advisory Agreement, the Transfer Agent shall receive no additional compensation for its services hereunder; provided, however, that the Fund shall reimburse the Transfer Agent for expenses such as costs of forms, statements, envelopes, postage, shipping, telephone, and statement microfiche copies. Telephone costs will be passed to the Fund at cost. All such payments and reimbursements shall be charged to and paid by the Fund on a monthly basis. It is understood that the Fund may, in the future, undertake to perform certain of the services herein contemplated to be performed by the Transfer Agent, such as maintaining the facility for Shareholders to make telephone purchases, redemptions and transfers of Shares. To the extent, if any, the Fund undertakes such duties, the Transfer Agent shall be relieved of such obligation.

Section 27. The Transfer Agent in acting for Planholders, or in any other capacity set forth in this Agreement, shall not be personally liable for any taxes, assessments, or governmental charges which may be levied or assessed on any basis whatsoever in connection with the administration of the Plans, excepting only for taxes assessed against the Transfer Agent in its corporate capacity arising out of its compensation hereunder.

Section 28. Neither the Transfer Agent, nor any of its directors, officers, stockholders, agents or employees shall have any liability hereunder for any error of judgment, mistake of law or any loss arising out of any error of judgment, mistake of law or any act or omission in the performance of its duties hereunder, except for those resulting from willful misfeasance, bad faith or gross negligence on the part of the Transfer Agent in the performance of its duties or from reckless disregard of its duties hereunder. The Fund shall indemnify the Transfer Agent and hold it harmless from any and against any and all actions, suits and claims, whether groundless or otherwise, arising directly or indirectly out of or in connection with its performance under this Agreement including but not limited to its performance as Transfer Agent and Administrator of Plans and from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities incurred by the Transfer Agent in connection with any such action, suit, or claim, except such as shall result from its own grossly negligent act, omission or willful misconduct or that of its officers, agents or employees. The Fund shall not be required to indemnify the Transfer Agent against any expenses or liabilities arising out of a default judgment, a confession of judgment or a settlement entered into without the prior written consent of the Fund. The Transfer Agent shall not be under any obligation to prosecute or to defend any action, suit or claim arising out of or in connection with its performance under this Agreement as Transfer Agent and Administrator of Plans, which, in the opinion of its counsel, may involve it in expense or liability. At its option the Fund may and upon request of the Transfer Agent the Fund shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity. The Transfer Agent shall give the Fund notice, and reasonable opportunity to defend, any such action, suit, or claim, in the name of the Fund or the Transfer Agent or both. In the event the Fund assumes the defense, the Transfer Agent shall be responsible for its own legal fees and expenses from the date the Fund so assumes the defense, except for such fees and expenses incurred at the request of the Fund. The Fund and the Transfer Agent shall cooperate fully in the defense of any action, suit or claim.

The Transfer Agent at its expense will make corrections and adjustments as may be required, where the Transfer Agent, its officers, agents, employees or delegates are the cause of any error made in rendering the services described in this agreement, without limitation.

Without limitation of the foregoing:

     (a) The Transfer Agent may rely upon and shall not be liable to the Fund for the advice of the Fund, counsel (who may be counsel for the Fund or counsel for the Transfer Agent) and upon statements of accountants, brokers and other persons believed by it in good faith to be expert in the matters about which they are consulted and for any actions taken in good faith upon such statements.

     (b) The Transfer Agent shall not be liable for any action reasonably taken in good faith reliance upon any Written Instructions or certified copy of any resolution of the Board of Directors of the Fund, provided, however, that upon receipt of a Written Instruction countermanding a prior Instruction which has been fully executed by the Transfer Agent, the Transfer Agent shall attempt to honor to the extent then possible, such later Instructions and rely upon the genuineness of any such document or correspondence reasonably believed in good faith to have been validly executed.

     (c) The Transfer Agent may rely and shall be protected in acting upon any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the Shareholder, Fund or other proper party or parties.

Section 29. The Fund shall promptly cause to be turned over to the Transfer Agent (i) an accurate list of Shareholders of the Fund showing the proper registered address and number of Shares owned and whether such shares are represented by outstanding Share Certificates or by non-certificated share accounts, (ii) all records relating to Plans, including original applications signed by the Planholders and original plan accounts recording payments, contributions,  deductions,  reinvestments,  withdrawals and  liquidations,  and
(iii) all shareholder records, files, and other materials necessary or appropriate for proper performance of the functions assumed by the Transfer Agent under this Agreement (hereinafter called "Materials"). The Fund agrees to indemnify and hold the Transfer Agent, its successors and assigns, harmless of and from any and all expenses, damages, claims, suits, liabilities, actions, demand and losses of third parties arising out of or in connection with any error, omission, inaccuracy or other deficiency of such Materials, or out of the failure of the Fund to provide any portion of such Materials or to provide any information needed by the Transfer Agent to perform knowledgeably its functions. The Fund agrees to pay reasonable compensation to the Transfer Agent to cover the Transfer Agent's expenses in correcting any such error, omission, inaccuracy or other deficiency of the Materials.

Section 30. The Transfer Agent shall at all times act in good faith and shall use its best efforts to insure the accuracy of all services performed under this Agreement and shall be liable for and shall indemnify and hold the Fund harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities incurred by the Fund, in connection with any such action, suit or claim arising directly or indirectly out of or in connection with errors caused by the Transfer Agent's gross negligence, bad faith or willful misconduct or that of its agents or employees. The Transfer Agent shall not be required to indemnify the Fund against any expenses or liabilities arising out of a default judgment, a confession of judgment or a settlement entered into without the prior written consent of the Transfer Agent. The Fund shall not be under any obligation to prosecute or defend any action, suit or claim arising directly or indirectly out of or in connection with errors caused by the Transfer Agent's gross negligence, bad faith or willful misconduct or that of its employees or agents which, in the opinion of its counsel, may involve it in expense or liability. The Transfer Agent may at its option and, upon request of the Fund the Transfer Agent shall, assume the entire defense of any action, suit or claim subject to the foregoing indemnity. The Fund shall give the Transfer Agent notice of, and reasonable opportunity to defend, any such action, suit or claim in the name of the Fund or the Transfer Agent or both. In the event the Transfer Agent assumes the defense, the Fund shall be responsible for its own legal fees and expenses from the date the Fund so assumes the defense, except for such fees and expenses which are incurred at the request of the Transfer Agent. The Transfer Agent and the Fund agree to cooperate fully in the defense of any such action, suit or claim.

Section 31 The Transfer Agent acknowledges and agrees that all books and records maintained for the Fund in any capacity under this Agreement are the property of the Fund and may be inspected by the Fund at any reasonable time.

The Transfer Agent agrees to regard and preserve as confidential all records and other information relative to the Fund, and will not without written authority of the Fund disclose to others, during the term of this Agreement or thereafter, any such records or other information.

In the event of termination of this Agreement for any reason, the Transfer Agent agrees to provide the Fund with complete and accurate records and to assist the Fund in the orderly transfer of accounts and records. Without limiting the generality of the foregoing, the Transfer Agent agrees upon termination of this
Agreement:

     (a) to deliver to the Fund computer tapes containing the Fund's accounts and records in machine readable form together with such record layouts and additional information as may be necessary to enable the Fund to utilize the information therein;

(b) to cooperate with the Fund and any successor transfer agent in the interpretation of the Fund's accounts and records; and

     (c) to reimburse the Fund its reasonable costs arising out of any error, omission, inaccuracy or other deficiency in the Fund's accounts and records which occurred during the term of this Agreement which arise from the negligence or other error of the Transfer Agent as long as claim for such reimbursement is made within 90 days of termination.

Section 32. The Transfer Agent shall maintain a standard Stockbroker's Blanket bond on all its employees, providing fidelity insurance as required by rules of the National Association of Securities Dealers. All employees at the time of employment will have fingerprints made and checked by the FBI under procedures established as standard for stockbrokerage employees by the NASD, as well as for transfer agency employees by the SEC.

Section 33. The practices and procedures of the Transfer Agent and the Fund set forth in the Agreement, or any other terms or conditions of this Agreement, may be altered or modified from time to time as may be mutually agreed by the parties to this Agreement. In special cases the parties hereto may adopt in writing such procedures as may be appropriate or practical under the circumstances, and the Transfer Agent may conclusively rely on the determination of the Fund that any special procedure which has been approved by the Fund does not conflict with or violate any requirements of its Articles of Incorporation, By-Laws or Prospectus, or any rule, regulation or requirement of any regulatory body.

Section 34. The Fund shall file with the Transfer Agent a certified copy of each resolution of its Board of Directors authorizing the execution of Written Instructions or the transmittal of Oral Instructions, as provided in the Custodian Agreement.

The following additional terms, for purposes of this Agreement or any amendment or supplement thereto, shall have the meanings herein specified unless the context otherwise requires:

Plan:The term Plan shall include such investment plan, dividends or capital gains reinvestment plans, systematic withdrawal plans or other types of plans set forth in the then currently effective prospectus of the Fund, including any qualified retirement plan which is a Shareholder of the Fund, in form acceptable to the Transfer Agent, which the Fund may from time to time adopt and make available to its Shareholders, including plans or accounts by individuals or corporations. All Planholders are Shareholders, who use a specific plan or service not used by all Shareholders as a whole.

Administrator: The term Administrator of a Plan means the Transfer Agent solely in its capacity as agent for the performance of those retirement plan tasks which can be performed on a group or mass basis by the Transfer Agent's systems. It does not include certain corporate retirement plan tasks that are often performed on an individual basis, such as preparing Summary Plan Descriptions and/or preparing IRS Form 5500.

Section 35. This Agreement may be amended from time to time by a supplemental agreement executed by the Fund and the Transfer Agent.

Section 36 Either the Fund or the Transfer Agent may give 60 days' written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice; provided, however, the obligations set forth in Sections 28, 30, 31, 38 and 39 and, for the fiscal year of the Fund in which termination occurs, Sections 22 and 23, shall survive such termination, unless satisfied.

Section 37. Any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first class mail, postage prepaid, to the respective parties as follows:

If to the Fund:
         Sextant Short-Term Bond Fund
         Attn: Secretary
         1300 N. State Streeet
         Bellingham WA 98225

If to the Transfer Agent:
         Saturna Capital Corporation
         PO Box 2838
         Bellingham, Washington 98227-2838

Section 38 The Transfer Agent and the Fund each represent and warrant to the other as to itself that all actions required by their respective directors or shareholders has been taken to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; the execution and delivery of this Agreement and consummation of the transactions contemplated hereby do not contravene any provision of their respective charter or by-laws or of any laws, regulations or orders of any government or agency thereof to which it is subject; do not constitute the violation or breach of any agreement or understanding to which it is a party or by which it is bound; and upon its execution and delivery, this Agreement shall be binding and enforceable against it in accordance with its terms.

Section 39. The Transfer Agent may from time to time, with the written consent of the Fund, delegate some or all of its duties hereunder to others, who shall perform such functions as the agent of the Transfer Agent. To the extent of such delegation, the term "the Transfer Agent" in this Agreement shall be deemed to refer to both the Transfer Agent and to its designee or to either of them, as the context may indicate. In each provision of this Agreement fixing or limiting the liabilities or the delegations of the Transfer Agent, or providing for the liability indemnification or protection of the Transfer Agent, the term "the Transfer Agent" shall include the Transfer Agent's designee. The Transfer Agent shall not be relieved of any liabilities or obligation under the Agreement in connection with such delegation of duties, shall be responsible to supervise and assure that any such designee properly performs the duties delegated to it, and shall be responsible for the performance of the designee as though the Transfer Agent had, itself, performed the duties so delegated.

Section 40. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

Section 41. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Transfer Agent or by the Transfer Agent without the written consent of the Fund, authorized or approved by a resolution of its Board of Directors.

Section 42 This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings between the parties.

Section 43 Whenever pronouns are used herein, they shall be interpreted in the neuter, masculine, feminine, singular or plural as the context may require.

Section 44. Except where specific time limits are herein provided, no delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right. No waiver shall be enforceable against any party hereto unless in writing, signed by the party against whom such waiver is claimed, and shall be limited solely to the one event.

Section 45. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Washington, without giving effect to the principles of conflicts of law.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written.

SATURNA INVESTMENT TRUST


  By_______________________                 Attest______________________


SATURNA CAPITAL CORPORATION


By_________________________         Attest_______________________





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Basic Services

*Opening new accounts.
*Processing all payments.
*Issuing and canceling certificates.
*Processing partial and complete redemptions.
*Regular and legal transfers of accounts.
*Mailing shareholder reports. *Processing dividends and distributions, including withholding obligations. *Postage, except that for statements and all shareholder communications. *Paper used to render reports to the Fund. The cost of shareholder forms, envelopes, etc. will be billed to the Fund at the Transfer Agent's cost. *Confirmation of all transactions as provided by the terms of each shareholder's account. *Retirement account reporting. Account Maintenance 1. Maintaining shareholder records of certificates and whole and fractional unissued shares. 2. Changing shareholders' addresses. 3. Daily reports on numbers of shares, accounts. 4. Addressing and tabulating annual proxy cards. 5. Supplying stockholder lists as necessary. 6. Preparation of shareholder Federal Tax Information Forms, including those required of a Retirement Plan Custodian.
7. Replying to shareholder telephone calls and correspondence other than that for Fund performance, Fund information, or Fund related inquiries.